OBER/KALER
      A Professional Corporation

      Ober, Kaler, Grimes & Shriver
      Attorneys at Law

      Offices in
      Maryland
      Washington, D.C.
      Virginia

      120 East Baltimore Street
      Baltimore, Maryland 21202-1643
      410-685-1120  Fax 410-547-0699
      www.ober.com


                                  April 5, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

            Re:  FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND


Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.


                                          Very truly yours,

                                          Ober, Kaler, Grimes & Shriver,
                                          a professional corporation

                                          By:   /s/ Bruce H. Jurist
                                                -------------------
                                                Bruce H. Jurist, Shareholder